SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 5, 2004

SUMMIT PROPERTIES PARTNERSHIP, L.P.

(Exact name of Registrant as specified in charter)

Delaware	000-22411	56-1857809

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

309 East Morehead Street, Suite 200, Charlotte, NC 28202

(Address of principal executive offices) (Zip code)

(704) 334-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Definitive Material Agreement

On October 4, 2004, Summit Properties Inc. (“Summit”), Camden Property Trust (“Camden”) and Camden Sparks, Inc., a wholly owned subsidiary of Camden (“Camden Sparks”), announced that they had entered into an Agreement and Plan of Merger, dated as of October 4, 2004 (the “Merger Agreement”), which sets forth the terms and conditions pursuant to which Summit will be merged with and into Camden Sparks (the “Merger”). Summit is the sole general partner of Summit Properties Partnership, L.P. (the “Operating Partnership”).

Under the terms of the Merger Agreement, Summit stockholders may elect, on a share-by-share basis, to receive either $31.20 in cash or 0.6687 of a Camden common share at the closing. These elections are subject to reallocation so that the aggregate amount of cash issued in the Merger to Summit’s stockholders will equal approximately $434.4 million. The Merger Agreement may be terminated by Summit if the value of the share consideration payable to Summit stockholders decreases to below $39.31 per Camden share, during a period leading up to the merger, unless Camden elects to increase the exchange ratio to maintain this value. The limited partners in the Operating Partnership will be offered, on a unit-by-unit basis, the opportunity to redeem their partnership units for $31.20 in cash per unit or to remain in the Operating Partnership following the Merger at a unit valuation equal to 0.6687 of a Camden common share.

Completion of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Agreement by the stockholders of Summit, the shareholders of Camden and holders of limited partnership interests in the Operating Partnership.

For additional information, reference is made to the Agreement, which is incorporated by reference herein as an exhibit to this report, and the press release, which is incorporated by reference herein as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the Agreement which is incorporated by reference herein as an exhibit to this report.

Item 8.01 Other Events.

William B. McGuire, Jr. and William F. Paulsen, members of the Board of Directors of Summit, have entered into a Voting Agreement (the “Voting Agreement”) with Camden pursuant to which they have agreed to vote all of the interests attributable to their limited partnership interests in the Operating Partnership in favor of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, which is an exhibit to the Merger Agreement. A copy of the Voting Agreement is attached as an exhibit to this Current Report and is incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the Voting Agreement.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Title
2.1	Agreement and Plan of Merger, dated October 4, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc.

99.1	Voting Agreement, dated October 4, 2004, by and among Camden Property Trust, William B. McGuire, Jr. and William F. Paulsen.

99.3	Joint Press Release, dated October 4, 2004, of Summit Properties Inc. and Camden Property Trust.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT PROPERTIES PARTNERSHIP, L.P.
Date: October 5, 2004	By:	Summit Properties Inc., its General Partner

	By:	/s/ Gregg D. Adzema
		Name:	Gregg D. Adzema
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Title
2.1	Agreement and Plan of Merger, dated October 4, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Summit Properties Inc. filed on October 5, 2004, File No. 001-12792).

99.1*	Voting Agreement, dated October 4, 2004, by and among Camden Property Trust, William B. McGuire, Jr. and William F. Paulsen.

99.2	Joint Press Release, dated October 4, 2004, of Summit Properties Inc. and Camden Property Trust (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of Summit Properties Inc. filed on October 5, 2004, File No. 001-12792).

*	Filed herewith.